As filed with the Securities and Exchange Commission on September 10, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EDGAR ONLINE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1447017
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

50 Washington Street

Norwalk, Connecticut 06854

(Address of Principal Executive Offices) (Zip Code)

EDGAR ONLINE, INC. 2005 STOCK AWARD AND INCENTIVE PLAN

(Full Title of the Plan)

Philip D. Moyer

Chief Executive Officer

EDGAR Online, Inc.

50 Washington Street, 9th Floor

Norwalk, Connecticut 06854

(Name and Address of Agent for Service)

(203) 852-5666

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	1,000,000 shares	$2.22 (2)	$2,220,000	$87.25

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional shares of the Registrant’s Common Stock that becomes issuable under the EDGAR Online, Inc. 2005 Stock Award and Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar event.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon the average of the high and low prices for the Registrant’s Common Stock as quoted on the Nasdaq Capital Market on September 9, 2008.

INTRODUCTORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,000,000 shares of common stock of EDGAR Online, Inc. (the “Registrant”) for issuance under the Registrant’s 2005 Stock Award and Incentive Plan. The contents of the prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 3, 2005 (Registration No. 333-129425), relating to the 2005 Stock Award and Incentive Plan, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the U.S. Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Commission on March 17, 2008;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Commission on August 7, 2008;

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on April 2, 2008, April 28, 2008, April 29, 2008, July 2, 2008, July 29, 2008, July 31, 2008 and August 7, 2008; and

(e) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed May 14, 1999, and any amendment or report filed subsequent thereto for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP ***

10.1	EDGAR Online, Inc. 2005 Stock Award and Incentive Plan *

10.2	Amendment Number 1 to EDGAR Online, Inc. 2005 Stock Award and Incentive Plan **

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm ***

23.2	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (contained in Exhibit 5.1) ***

24.1	Power of Attorney (included in the signature page of this Registration Statement) ***

*	Incorporated by reference from the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on May 31, 2005.
**	Incorporated by reference from the Registrant’s 2008 Form 10-Q for the period ended June 30, 2008.
***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on this 9th day of September 2008.

EDGAR ONLINE, INC.

By:	/S/ PHILIP D. MOYER
Name:	Philip D. Moyer
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Philip D. Moyer and John C. Ferrara his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ PHILIP D. MOYER	President, Chief Executive Officer and Director	September 9, 2008
Philip D. Moyer

/S/ JOHN C. FERRARA	Chief Financial Officer	September 9, 2008
John C. Ferrara

/S/ MARK MAGED	Chairman of the Board of Directors	September 3, 2008
Mark Maged

/S/ ELISABETH DEMARSE	Director	September 9, 2008
Elisabeth DeMarse

/S/ RICHARD L. FEINSTEIN	Director	September 9, 2008
Richard L. Feinstein

/S/ DOUGLAS K. MELLINGER	Director	September 3, 2008
Douglas K. Mellinger

/S/ JOHN MUTCH	Director	September 9, 2008
John Mutch

/S/ WILLIAM J. O’NEILL JR.	Director	September 9, 2008
William J. O’Neill Jr.

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP ***

10.1	EDGAR Online, Inc. 2005 Stock Award and Incentive Plan *

10.2	Amendment Number 1 to EDGAR Online, Inc. 2005 Stock Award and Incentive Plan **

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm ***

23.2	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (contained in Exhibit 5.1) ***

24.1	Power of Attorney (included in the signature page of this Registration Statement) ***

*	Incorporated by reference from the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on May 31, 2005.
**	Incorporated by reference from the Registrant’s 2008 Form 10-Q for the period ended June 30, 2008.
***	Filed herewith.